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                                  EXHIBIT 21.1

                          SUBSIDIARIES OF SALTON, INC.

NAME OF SUBSIDIARY                                JURISDICTION OF ORGANIZATION
------------------                                ----------------------------
Toastmaster, Inc.                                 Missouri

Salton Europe PLC                                 United Kingdom

Salton UK                                         United Kingdom

Salton/Toastmaster Logistics LLC                  Delaware

Salton Hong Kong Ltd.                             Hong Kong

Salton International CV                           Netherlands

Salton S.a.r.l.                                   Luxembourg

Salton Australia Pty Ltd.                         Australia

Amalgamated Appliances Holdings Ltd.              South Africa

Icebox LLC                                        Illinois